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                                                                    Exhibit 99.2

                        (Arthur Andersen LLP Letterhead)



                                                                   June 14, 2002



Office of the Chief Accountant
Securities and Exchange Commission
450 Fifth Street, N W
Washington, DC 20549


Dear Sir/Madam:

The representations made in this letter are based solely on discussions with and representations from the engagement partner on the audits of the financial statements of this registrant for the two most recent fiscal years. This individual is no longer with Arthur Andersen LLP. We have read the first five paragraphs of Item 4 included in the Form 8-K dated June 14, 2002, of AFP Imaging Corporation, to be filed with the Securities and Exchange Commission and have found no basis for disagreement with the statements contained therein.


Very truly yours,

By: /s/ Arthur Andersen LLP
    -----------------------

Arthur Andersen LLP

Copy to:
Elise Nissen
Chief Financial Officer
AFP Imaging Corporation